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                                  Exhibit 16

                  Letter on change in certifying accountant



December 18, 1998

Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C.   20549

Dear Sirs/Madams:

We have read and agree with the comments in the second and third paragraph of
Item 8 of each of the Form 10-KSB's of ESCAgenetics Corporation for the fiscal years ended September 30, 1998 and 1997.

Yours truly,

\Deloitte & Touche LLP\